Exhibit 99.1

Future Vision II Acquisition Corp. Announces Pricing of $50,000,000 Initial Public Offering

NEW YORK, Sept. 11, 2024 (GLOBE NEWSWIRE) -- Future Vision II Acquisition Corp. (NASDAQ: FVNNU, the “Company”) announced today that it priced its initial public offering of 5,000,000 units at $10.00 per unit. The units are expected to be listed on the Nasdaq Capital Market (“NASDAQ”) and trade under the ticker symbol “FVNNU” beginning on September 12, 2024. Each unit consists of one ordinary share and one right to receive one-tenth (1/10th) of one ordinary share upon consummation of an initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on NASDAQ under the symbols “FVN” and “FVNNR,” respectively.

The Company is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While we will not be limited to a particular industry in our identification and acquisition of a target company, we intend to focus our search on businesses within the technology, media, and telecommunications sector. The Company is led by Mr. Xiaodong Wang, its Chief Executive Officer and Chairman, and Ms. Caihong Chen, its Chief Financial Officer and Director. The Company’s independent directors include Messrs. Zheng “Terrence” Wu, Shuding Zeng and Lei Xiong.

Kingswood Capital Partners, LLC is acting as sole book-running manager in the offering. The underwriter has been granted a 45-day option to purchase up to an additional 750,000 units offered by the Company to cover over-allotments, if any. The offering is expected to close on September 13, 2024, subject to customary closing conditions.

Rimon P.C. served as legal counsel to the Company on the initial public offering, and Ogier served as Cayman Islands legal counsel to the Company. Greenberg Traurig, LLP served as legal counsel to Kingswood Capital Partners, LLC.

A registration statement on Form S-1 (File No. 333-280356) relating to these securities has been filed with the Securities and Exchange Commission (“SEC”), and was declared effective on September 11, 2024. The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from Kingswood Capital Partners, LLC, 126 East 56th Street, Suite 22S, New York, NY 10022, or by calling 212-487-1080 or emailing Syndicate@kingswoodUS.com. Copies of the registration statement can also be obtained by visiting EDGAR on the SEC’s website at www.sec.gov. The information in the prospectus and this press release is not complete and may be changed. The prospectus and this press release are not offers to sell these securities and are not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

About Future Vision II Acquisition Corp

Future Vision II Acquisition Corp is a newly incorporated blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue a target in any industry, section or geography, it intends to focus the search for a target business in the technology, media, and telecommunications field, including but not limited to companies with advanced and highly differentiated solutions for the technology, media, and telecommunications industry such as intelligent chips, 5G, integrated circuitry and other digital transformations.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the prospectus and the Company’s other filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Source:

Future Vision II Acquisition Corp.

Ms. Caihong Chen

Chief Financial Officer and Director

201 Xin Jinqiao Road, Rm 302

Pudong New District

Shanghai, China

Email: caih_chen@outlook.com